EX-99.1 Press Release

Pennant Announces Strategic Senior Living Transactions

EAGLE, Idaho, January 27, 2022 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG) (the “Company”), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced a series of strategic transactions that better positions its senior living portfolio for success in the short and long term.

The Company announced that it has entered into definitive agreements to transfer the operations of five senior living communities to affiliates of The Ensign Group, Inc. (“Ensign”). These five communities are located in Washington, Arizona and California and are co-located with skilled nursing facilities operated by affiliates of Ensign. The transaction is anticipated to occur across separate closings in the first half of 2022, subject to receipt of third party approvals and other customary closing conditions. On the same day, the Company announced that it has entered into a letter of intent to lease the operations of a Class A senior living community in a key market for Pennant. It is anticipated that the commencement date of this long-term, triple net lease will begin in the second quarter of 2022.

Danny Walker, Pennant’s Chief Executive Officer, commented, “As we continue to build a strong operating foundation in our senior living segment, the combination of these transactions provides immediate benefits that will positively impact our 2022 segment bottom-line results while creating additional long-term upside opportunity through a high-quality asset in a market where we have deep home health and hospice presence.”

“The transaction with Ensign allows us to focus our growing leadership strength on fewer operations across a tighter geographic footprint. We are confident in the long-term value of our senior living portfolio and believe this minor reconstitution will accelerate the realization of that value. At the same time, we know the residents of these communities will continue to be in good hands as these campuses come together under Ensign’s seasoned leadership,” continued Mr. Walker.

Commenting on the rationale for selecting these campus settings to transfer to Ensign, Brent Guerisoli, Pennant’s President, explained, “When we prepared to spin-off from Ensign, together we carefully constructed Pennant’s portfolio of senior living operations that we felt would be best operated within our organization and provide the most value to our collective stakeholders. With the added insight gained from operating independently through a rapidly-changing environment, we undertook a one-time strategic review of our senior living portfolio and believe that combining the operations of these particular campus settings would allow for care, staffing and other strategic refinements that would better address the needs of their residents and families. This transaction underscores the value of our ongoing partnership with Ensign through the Ensign Pennant Care Continuum, with a focus on creating a robust and dynamic continuum of care in each market in which we operate that enables residents to more smoothly transition between care settings. In addition to being co-located with Ensign-affiliated operations, these campuses are uniquely positioned within strong Ensign markets, and through Pennant’s home health and hospice portfolio, we can continue to support the needs of these residents and their families. We believe this transaction benefits all parties involved.”

Barry Port, Ensign’s Chief Executive Officer, stated, “We very much look forward to welcoming the outstanding teams at each of these senior living operations back into the Ensign family and look forward to serving all the current and future residents and their families. This is a win-win for Ensign and Pennant, but most importantly, our patients, residents and caregivers will all benefit from the operational efficiencies that can be better achieved when the skilled nursing and senior living resources can be combined to provide a multi-faceted range of services in the same location. We hope this shows the continued commitment we have to Pennant, and Pennant has to Ensign, as we continuously work together to achieve the best possible outcomes we can for those that we have been entrusted to serve.”

Upon closing of these transactions, Pennant affiliates will operate 50 senior living communities across six states. In light of the impact of these transactions on its revenue and earnings, the Company plans to provide updated 2022 annual guidance when it reports its fourth quarter and full year 2021 results; however, it anticipates that the transaction with Ensign affiliates will be accretive to its earnings following closing.

About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 88 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

About Ensign

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 246 healthcare facilities, in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. More information about Ensign is available at http://www.ensigngroup.net.

Contact Information

The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.